MotivePower Industries, Inc.
                  Annual Meeting of Stockholders, June 24, 1997

The undersigned hereby appoints William D. Grab and Jeannette Fisher-Garber, and each with full power to act without the other, as proxies, with full power of substitution, for and in the name of the undersigned to vote and act with respect to all shares of common stock of MotivePower Industries, Inc. (the "Company") standing in the name of the undersigned on April 30, 1997, or with respect to which the undersigned is entitled to vote and act, at the Annual Meeting of Stockholders of the Company to be held June 24, 1997 and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, and particularly, but without limiting the generality of the foregoing, the matters described on the reverse side of this Proxy. All shares represented by proxy will be voted in accordance with the instructions, if any, given in such proxy. A stockholder may abstain from voting on any proposal or may withhold authority to vote for any nominee(s) by so indicating on the reverse side.


              THIS PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS




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The votes represented by this proxy will be voted as marked by you. However,  if you execute and return the proxy unmarked, such votes will be voted FOR all of the proposals. Please mark each box with an "x."

The Board of Directors Recommends a Vote "For" all proposals.


1.       Election of Directors:  (Gilbert E. Carmichael, Ernesto
         Fernandez Hurtado and Michael A. Wolf have been nominated)

         FOR          Withheld         Withheld for the following
                      for all          (write the nominee's name
                                       in the space below)


         |_|          |_|


2. Ratify appointment of Deloitte & Touche LLP as independent certified public accountants

         FOR          Against          Abstain
         |_|          |_|              |_|

3. In their discretion, proxies shall be authorized to vote upon such other matters as may properly be brought before the meeting or any adjournment thereof

PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.




When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in the partnership name by authorized person.


Dated:_________________________



Signature:______________________



Signature if held jointly:_______________________